                                                                   EXHIBIT 10.16


                                                                Agreement Number
                                                                     382183-9500
                                                                  Effective Date
                                                                        02/06/97

UNISYS                     Marketing Associate
                           Agreement



THIS AGREEMENT is between Unisys Corporation, Township Line and Union Meeting Roads, Blue Bell, PA 19422 ("Unisys") and:

MARKETING ASSOCIATES
--------------------------------------------------------------------------------
Name

HomeCom Communications
--------------------------------------------------------------------------------
Address

Bldg. 14, Ste. 100 -- 3535 Piedmont Road
--------------------------------------------------------------------------------
City/State/Zip code

Atlanta, GA 30305
--------------------------------------------------------------------------------
Attention                        Telephone number            Fax number

Kris Puri                       404-237-4646 x161           404-237-3060
--------------------------------------------------------------------------------
Territory

USA/Canada
--------------------------------------------------------------------------------

MA ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THIS AGREEMENT, INCLUDING THE NEXT THREE PAGES AND ALL ATTACHED EXHIBITS, AND THAT IT IS NOT ENTERING INTO THIS AGREEMENT ON THE BASIS OF ANY REPRESENTATIONS NOT EXPRESSLY SET FORTH HEREIN.

AGREED AND ACCEPTED                        MA

Unisys Corporation                         HomeCom Communications
                                           -------------------------------------
                                           (MA company name)

/s/ R.A. Palumbo    February 06 1997       /s/ Kris Puri         December 9 1996
------------------------------------       -------------------------------------
(Signature)              (Date)            (Signature)                (Date)

R. A. Palumbo                              Kris Puri
------------------------------------       -------------------------------------
(Printed/typed name)                       (Printed/typed name)


Director CMO Contracts                     Executive Vice President

------------------------------------       -------------------------------------
(Title)                                    (Title)


================================================================================



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TERMS AND CONDITIONS
================================================================================

1. BACKGROUND

MA has developed and is the owner of a computer software package which will run on Unisys computer equipment. MA is interested in marketing its computer software in conjunction with Unisys computer equipment. Unisys is willing to market its computer equipment in conjunction with MA computer software subject to the terms and conditions of this Agreement.

2. DEFINITIONS

2.1. "SOFTWARE" means the MA computer software programs which operate with the Unisys Computer System(s) listed in Exhibit A of this Agreement. The Software consists of all items listed on Exhibit B of this Agreement and includes all Corrections, Improvements, and Enhancements, Updates and Upgrades made by or for MA.


2.2. "DOCUMENTATION" means all materials (and all revisions) relating to the Software including, but not limited to, operating instructors, input infor-mation, format specifications, instructional and other documentation, including guides and manuals.


2.3. "CORRECTIONS" means changes to the Software to make it conform to the then-current Documentation.

2.4. "IMPROVEMENTS" means additions or changes to the Software intended to improve performance.

2.5. "ENHANCEMENTS" means new functions or features for the Software which provide a new capability.

2.6. "UPDATES" means subsequent releases for the Software which incorporate accumulated Corrections, Improvements and Enhancements together with revised Documentation for the Update.

2.7. "UPGRADE" means changes to the Software which enable the Software to operate with changes to Unisys Computer Systems and Unisys Upgrade Systems and software furnished with such Systems.

2.8. "UNISYS COMPUTER SYSTEM" means the Unisys equipment series listed on Exhibit A.

2.9. "END-USER" means the entity licensed to use the Software on a Unisys Computer System for productive data processing.

2.10. "UNISYS UPGRADE SYSTEM" means additional or replacement equipment for a Unisys Computer System which includes, as minimum, upgrading of the central processing unit ("CPU") to an expanded capacity CPU with a higher level style identification such as upgrade of an A6 CPU to an A14 CPU.

3. OBLIGATIONS OF MA

3.1. MA will market the Software for use with the Unisys Computer Systems and will grant licenses for use of the Software and Documentation directly to End-Users. At a minimum, MA will perform the following marketing services:

(a) SURVEYING. Analysis of the data processing needs (including issues which will influence purchase) of prospective End-User.

(b) QUALIFYING. Determination of whether a Unisys Computer System and the Software is capable of meeting prospective End-User's needs and is economically feasible for such End-User.

(c) DEMONSTRATING. Demonstration of the Software for prospective End-User.

(d) PROPOSING. Preparation and submission of a proposal for Software for prospective End-User.

(e) PROPOSAL FOLLOW-UP. Necessary Follow-up on End-User proposal to respond to questions and provide additional information.

3.2. MA will provide Unisys with (a) material published by MA describing the Software and (b) an accurate description of the Software including, but not limited to, the functional specifications and performance characteristics of the Software suitable for submission to potential End-Users of the Software. The description of the Software will be updated by MA as frequently as required to maintain accuracy.

3.3. MA also will provide to Unisys: (a) guidelines for qualification of potential End-Users of the Software; (b) a detailed description and definition of the minimum Unisys Computer System configuration required to use the Software with each Unisys Computer System and guidelines for configuring the Unisys Computer System used in conjunction with the Software;

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(c) if available, an analysis and comparison of the Software to functionally similar computer software packages offered by MA competitors; (d) a reasonable quantity of MA sales brochures for the Software; and (e) if available, benchmark test results for Software as used with Unisys Computer Systems.


3.4. MA will offer each licensed End-User a Software support and maintenance agreement in the form attached as Exhibit C of this Agreement (or a subsequent standard MA support and maintenance agreement generally offered by MA to its licensees) and provide to End-Users the Software support services listed in Exhibit D of this Agreement.


3.5. MA will deliver Corrections, Improvements, Enhancements, Updates and Upgrades for the Software to End-Users in accordance with the terms of the MA license agreement and/or software support and maintenance agreement signed by an End-User; provided, however, delivery of Corrections, Improvements and Enhancements to End-Users will be made no later than the delivery of equivalent Corrections, Improvement and Enhancements to users licensed to use MA software functionally comparable to the Software with non Unisys computer systems.

3.6. If the Territory, identified on the face of this Agreement, includes Canada, MA agrees and is obligated to obtain all legal consents, permits, licenses and governmental approvals required in order for MA to do business in Canada.

4. OBLIGATIONS OF UNISYS

4.1. Unisys will distribute to its appropriate sales the sales literature provided by MA as well as the information provided by MA under 3.2 and 3.3.

4.2. Subject to availability and advance scheduling by MA:

(a) Unisys will use reasonable efforts to make available for use by MA for demonstration purposes any Unisys Computer System installed in Unisys offices in the Territory identified on the cover page of this Agreement;


(b) Unisys will provide pre-sales technical assistance to MA for the sole purpose of defining the capabilities of the Unisys Computer System;


(c) Unisys will register End Users for education courses at Unisys Education Centers. Such End-Users will pay the then-current Unisys charges for the selected education courses;

(d) Unisys sales representatives may invite MA to participate with Unisys in relevant conventions, trade shows and seminars; and

(e) Unisys will provide MA with use of a Unisys facility for MA training of Unisys sales representatives on industry concepts and sales techniques relating to the Software.

5. ACCESS TO SOURCE CODE FOR SOFTWARE


5.1. MA will either: (a) offer each End-User a license for the source code for its Software under terms, conditions and charges as specified in a license agreement between MA and the End-User; or (b) offer each End-User an escrow agreement under which the End-User may have access to source code for its Software for maintenance purposes only in the event MA is no longer able to provide support and maintenance of its Software in accordance with the support and maintenance agreement between MA and the End-User. MA will update and deliver updated software source code to the escrow agent as frequency as necessary so that the Software source code in the custody of the escrow agent will be the then-current version reflecting all Corrections, changes, modifications, Enhancements, Improvements, Updates and Upgrades (including any modifications made for specific End-User). All deliveries of Software source code will be accompanied by related Documentation. A breach of MA of its obligations under the Escrow Agreement will be deemed a breach of this Agreement.


5.2. If MA is in default (i.e., unable to perform its obligations) under the terms of its license agreement or software support and maintenance agreement with an End-User and Software source code has not been provided or delivered to the escrow agent as provided in Section 5.1 above, MA will, upon written request from an End-User, deliver copies of the latest updated version of the Software source code to Unisys and such End-User. The copies of source code delivered by MA pursuant to this Section 5.2 will be the then-current version of the Software reflecting all Corrections, changes, modifications, Enhancements, Improvements, Updates and Upgrades (including any modifications made for the applicable End-User) and will be accompanied by related Documentation. The source code and Documentation together are called "Source


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Code Materials" MA hereby grants to Unisys and any End-User obtaining (or entitled to obtain) access to the Source Code Materials pursuant to this Section 5.2, a royalty-free, nonexclusive license to use, correct, modify, enhance, improve and update the Source Code Materials (or have the source code Materials corrected, modified. enhanced, improved and updated) solely for the purpose of maintaining the Software for any such End-User's use of the Software as licensed by MA.


6. DEVELOPMENT/DEMONSTRATION
   UNISYS COMPUTER SYSTEM

6.1. MA may lease (if available for leasing) or purchase from Unisys one equipment configuration of each Unisys Computer System listed in Exhibit A at Unisys then-current published commercial list price (U.S.) less the then-current MA development/demonstration discount offered by Unisys. MA may also license software from Unisys at the then-current published commercial list charges (U.S.) less the then-current MA development/demonstration discount offered by Unisys. Any such lease, purchase, license and maintenance service shall be subject to execution of a separate Unisys Consolidated Agreement.

6.2. The Unisys development/demonstration equipment acquired by the MA will not be leased or resold by the MA for a period of one year (or other applicable period of time specified in then-current Unisys Marketing Associate policy) from the date of MA payment for such equipment.

7. FEES

7.1. In consideration of MA's performance of its obligations under this Agreement, Unisys will pay MA a fee for a Unisys Computer System or Unisys Upgrade System sold by Unisys to an End-User when (a) the Unisys Computer System or Upgrade System (as applicable) is sold contemporaneously with the license of the Software by the MA to such End-User, (b) the MA Software is the principal software to be used by such End-User as of the time of the initial installation of the Unisys Computer System or Upgrade Systems (as applicable) and (c) the End-User would not have acquired the Unisys Computer System or Upgrade System (as applicable) unless the Software was available for license to the End-User. No fee will be payable on sales to the United States government or its agencies (including wholly-owned or mixed ownership corporations) or to End-Users outside of the Territory identified on the cover page of this Agreement.

7.2. The schedule of fees payable to MA by Unisys is defined in Unisys Marketing Associate Policy Bulletins. Since Unisys may offer discounts from its published list prices to meet competition, the fees will be adjusted (as shown in the Bulletins) based on the amount of discount from list price granted to the End-User by Unisys. The fees may be changed by Unisys at any time by 30 days written notice to MA. Any fee change will apply only to proposals submitted to End-Users after the effective dab of the change.

7.3. The fee will be calculated as a percentage of: (a) the net sale price charged the End-User by Unisys for Unisys equipment; and/or, (b) the net Extended Term License Plan Charge charged the End-User by Unisys for certain Unisys CASE/4GL software specified in Unisys Marketing Associate Policy Bulletins. The "net sale price" is the then-current published list price for Unisys equipment less discounts and trade-ins and excludes taxes, delivery charges, software (other than Unisys CASE/4GL software as specified in Unisys Marketing Associate Policy Bulletins), services and maintenance charges. The "net Extended Term License Plan Charge" is the published list Extended Term License Plan Charge less discounts and exchange credits and excludes taxes, delivery, installation, and service charges.

7.4. The fee will be payable to MA within 60 days after Unisys has received payment of the net sale prices for the Unisys Computer System or Upgrade System from the End-User. Deletion of a Unisys Computer System from Exhibit A pursuant to Section 16.3 will not affect MA qualification for a fee payable with respect to any proposal for the Software submitted to an End-User prior to the effective date of the deletion if the End-User accepts the proposal within 60 days from deletion.

7.5. In order to receive fee payments under this Agreement, MA must: (a) submit to the cognizant Unisys sales representative and district manager and to its Unisys Channel Marketing sales representative written notification of its involvement in a transaction prior to the End-User's order being placed with Unisys; and (b) submit a property completed then-current Unisys MAII Request/Authorization for Fee Payment form to its Unisys Channel Marketing


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sales representative within 30 days after the date of installation of MA's
Software at End-Users site.

7.6. Fees will be payable for Unisys CASE/4GL Products in accordance with the terms and conditions set forth in Unisys Marketing Associate Policy Bulletins.

7.7. In the event that other Unisys Marketing Associates would also qualify for a fee under subsection 7.1 in a given sale, there will be only one fee payable by Unisys (which fee will be equal to the highest single fee due for such sale to MA or other qualifying Marketing Associate) and Unisys will equitably apportion the one fee among all qualifying Marketing Associates, as Unisys in its sole discretion deems fair and equitable.

7.8. Neither party will be entitled to any fees or other compensation (including expenses) from the other except as set forth in this Agreement and related Unisys Marketing Associate policy Bulletins.

8. MA WARRANTIES


8.1. MA warrants and represents that it (a) owns all right, title and interest in, or by license or otherwise has the right to market, the Software and (b) knows of no claim of infringement of a patent, copyright or other proprietary right or of improper use or misappropriation of a third party trade secret by the Software.


8.2. MA warrants that the Software will substantially conform to the description of the Software delivered to Unisys in accordance with 3.2 above.

8.3. MA warrants and represents that it has the right, without the consent of any third party, to license the Software to End-Users and to otherwise perform its obligations under this Agreement.

8.4. MA warrants and represents that it has and will retain a sufficient number of technically qualified employees to fulfill its contractual obligations to its End-Users to support and maintain the Software.

9. USE OF TRADEMARKS

Neither party is authorized to use the trade name or any trademark of the other or to refer to the other party's products or services in any advertisement, brochure, news release or any document intended for delivery to a third party without the prior written approval of an officer of the other party.

10. PATENT, COPYRIGHT AND TRADE SECRET INDEMNIFICATION

10.1. Unisys, at its own expense, will defend and indemnify MA and End-Users against claims that Unisys products furnished to End-Users pursuant to this Agreement infringe a United States patent or copyright or are subject to claims of misappropriation of trade secrets protected under United States law, provided MA (a) gives Unisys prompt written notice of such claims pursuant to Section 16.9, (b) permits Unisys to defend or settle the claims, and (c) provides all reasonable assistance to Unisys in defending or settling the claims. Unisys will not defend or indemnify MA or End-Users if any claim of infringement or misappropriation results from (a) design or alteration of any Unisys product by End-Users or MA or (b) use of any Unisys product in combination with any non Unisys product. This Section 10.1 states the entire liability of Unisys and MA's sole and exclusive remedy for patent or copyright infringement or trade secret misappropriation with respect to Unisys products.

10.2. MA, at its own expense, will defend and indemnify Unisys and End-Users against claims that any Software or any part thereof furnished pursuant to this Agreement infringes a United States patent or copyright or is subject to claims of misappropriation of trade secrets protected under United States law, provided Unisys (a) gives MA prompt written notice of such claims pursuant to Section 16.9, (b) permits MA to defend or settle the claims, and (c) provides all reasonable assistance to MA in defending or settling the claims. Unisys may be represented by counsel of its own choice at its own expense. MA will not defend or indemnify Unisys or End-User if any claim of infringement or misappropriation results from (a) design or alteration of any Software by Unisys or End-Users or
(b) use of any Software in combination with any non-MA product. This Section
10.2 states the entire liability of MA and Unisys sole and exclusive remedy for patent or copyright infringement or trade secret misappropriation with respect to the Software.

11. PROTECTION OF INFORMATION

11.1. Neither party shall have any obligation to keep information disclosed by the other confidential unless the information disclosed is in tangible form


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and clearly marked "proprietary", "confidential", "restricted" or with a similar notice. Each party will exercise the same degree of care to avoid disclosure of such proprietary/confidential/restricted information of the other as it affords to its own similar information, but in no event less than a reasonable degree of care.

11.2. Information which is marked "proprietary", "confidential", "restricted", or with a similar notice will be used by the receiving party only as necessary for the purposes of this Agreement and will be maintained in confidence, during and after the term of this Agreement, unless the receiving party can prove that such information: (a) is publicly available other than through a breach of this Agreement, (b) has been rightfully obtained from a third party with no obligation of confidentiality, (c) is known or developed independently of the disclosure by the disclosing party, (d) was already known prior to disclosure by the disclosing party or (e) was disclosed to a third party by the disclosing party without imposing an obligation of confidentiality.

12. ARBITRATION

12.1. Subject to Sections 12.2 through 12.5 below, any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by arbitration before three arbitrators in accordance with the Rules of the American Arbitration Association ("AAA") then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration will be conducted in the city nearest MA's main U.S. office having an AAA regional office. The arbitrators will be selected from a panel of persons having experience with and knowledge of electronic computers and the computer business, and at least one of the arbitrators selected will be an attorney.

12.2. The arbitrators will have no authority to award punitive damages nor any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

12.3. Either party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings.

12.4. Neither party nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of both parties.

12.5. Prior to initiation of arbitration or any other form of legal or equitable proceeding, the aggrieved party will give the other party at least 30 days prior written notice in accordance with Section 16.9 describing the claim and amount as to which it intends to initiate action.

13. TERM, TERMINATION AND CANCELLATION

13.1. This Agreement will begin on this Effective Date specified on the cover page of this Agreement and continue in effect for a period of 12 months ("Initial Period") and thereafter until terminated according to its terms.

13.2. Unisys or MA may terminate this Agreement without cause as of the end of the Initial Period or any time thereafter upon at least sixty (60) days prior written notice.

13.3. Except as provided in Section 13.4 below, if either party breaches this Agreement, the other may cancel it upon thirty (30) days written notice, unless the breach is cured within the notice period.

13.4. Unisys may terminate this Agreement at any time upon written notice, without providing MA with an opportunity to cure, if: (a) there is a change in control or ownership of MA (or of its parent or any affiliated companies) or if all or substantially all of the assets of MA are sold; (b) a receiver is appointed for MA or its property; (c) MA becomes insolvent or unable to pay its debts as they mature or ceases to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors; or
(d) MA is liquidated or dissolved.

13.5. Proposals for the Software that are submitted to End-Users by the effective date of any termination or cancellation of this Agreement and accepted by such End-Users within sixty (60) days thereafter will be subject to the terms and conditions of this Agreement.

13.6. No damages (whether direct, consequential, special or incidental and including expenditures and loss of profit), indemnities or other compensation


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will be due or payable to MA by reason of a permissible termination or cancellation of this Agreement.

14. DISCLAIMER

Except as expressly stated in this Agreement, neither party has made or relied on any warranties or representations (express or implied, by operation of law or otherwise) regarding the scope, duration or success of any marketing effort which Unisys or MA or both may undertake.

15. LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF USE, LOSS OF GOODWILL OR OTHER DIMINUTION IN THE VALUE OF THE OTHER'S BUSINESS REVENUES, PROFITS OR SAVINGS, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

16. OTHER PROVISIONS

16.1. THIS AGREEMENT WILL BE GOVERNED BY THE LOCAL LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

16.2. The relationship of Unisys and MA under this Agreement is that of independent contractors only, and neither is authorized to act as the agent or legal representative of the other. No provision of this Agreement or any act by either party in furtherance of the intent of this Agreement will create a joint venture relationship between the parties for any purpose whatsoever.

16.3. Unisys may delete any Unisys Computer System from Exhibit A at any time upon at least sixty (60) days prior written notice to MA.

16.4. Unisys will not be liable to MA for lab delivery of any Computer System. MA will not be liable to Unisys for lab delivery of the Software.

16.5. Any failure or delay by either party in exercising any right or remedy will not constitute a waiver. The waiver of any one default will not waive subsequent defaults of the same or different kind

16.6. Neither party will be liable for any failure to fulfill its obligations when due to causes beyond its reasonable control including, without limitation, the bankruptcy of any supplier or commercial impracticability.

16.7. This Agreement or any performance due under it may not be assigned by either party. Any purported assignment will be void and of no effect.


16.8. No legal proceeding, regardless of form, related to or arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.

16.9. All notices required by this Agreement to be given to MA will be sent to its address on the cover page of this Agreement.


All notices required by Sections 10 and 12 will be sent by certified or registered mail and, when given to Unisys, will be addressed to:

         Office of the General Counsel
         Unisys Corporation
         Township Line and Union Meeting Roads
         Blue Bell PA 19422

All other notices to Unisys will be sent to:

         Vice President, Channel Marketing
         Unisys Corporation
         Township Line and Union Meeting Roads
         Blue Bell PA 19422

16.10. Each provision of this Agreement is severable and if one or more provisions are declared invalid, the remaining provisions of the Agreement will remain in full force and effect.

16.11. The rights and obligations of Unisys and MA under Sections 3.4, 3.5, 5, 8, 10, 11, 12, 14, 15, and 16 will survive any termination or cancellation of this Agreement.

16.12. All Exhibits referenced in this Agreement are part of it. With respect to its subject matter, this Agreement constitutes the entire agreement of the parties and supersedes all prior proposals and agreements, both written and oral, and all other written and oral communications between the parties, except that provisions of prior agreements between the parties which survive termination, cancellation or expiration of such agreements will not be superseded


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by this Agreement, unless specifically agreed to by the parties in writing.

16.13. This Agreement may be modified only by a writing signed by a duly authorized representative of each party. The duly authorized representatives of Unisys are individuals with the title of Vice President or Contracts Manager.






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                                                                Agreement Number


                  Marketing Associate Agreement
UNISYS            Exhibit A - Unisys Computer Systems

================================================================================

CHECK APPLICABLE SYSTEMS:


[X]      A Series Systems

[X]      2200 Series Systems

[X]      UNIX Systems

[X]      PC Systems

[ ]      CTOS Systems

[ ]      DP Series




OTHER (SPECIFY):

SMP Systems


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                                                                Agreement Number

                  Marketing Associate Agreement
UNISYS            Exhibit B - MA Software


================================================================================
Software name                 Brief Description

VIRTUAL BANKING


Netvest                            Stock Trading on a website.

Rightquote                         Compare insurance policies and prepare quote
                                   on a website.

Mortgage Insurance                 Order processing and tracking for insurance.


HORIZONTAL APPLICATIONS

Conference                         Groupware for a website.

Store A store on the web with catalogs & ability to purchase items

Q&A                                Computer based training package for website.

Newsletter                         Template based publishing on the
                                   intra/internet.


CUSTOMER APPLICATIONS

Vertical or horizontal applications
developed by HomeCompersonnel to
enable companies to perform
business functions on
intra/internet. HomeCom also
provides hosting of net functions.



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                                                                Agreement Number

                  Marketing Associate Agreement
UNISYS            Exhibit C - MA Agreements

MA SOFTWARE SUPPORT AND MAINTENANCE AGREEMENT

================================================================================



 (Attach a copy of standard agreement generally offered by MA to its licensees)


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                         EXHIBIT D - MA SUPPORT SERVICES

MA SUPPORT SERVICES FOR SOFTWARE
--------------------------------------------------------------------------------

MA will, at a minimum:

(a) provide End-User training including instructions regarding the use of the Software with Unisys Computer Systems, the methods of input, the logic of the Software and the output generated and, if appropriate, on-site training.

(b) provide technical services by maintaining a support group to provide direct Support of an End-User to assist in the understanding of the use of the Software.

(c) provide a diagnostic service to ascertain the nature of the problems an End-User may be experiencing with the Software. This may be accomplished by the use of telephone "Hotline".

(d) provide centralized training facilities for End-Users, if appropriate. MA may separately contract to use Unisys facilities, if available.

(e) deliver, install, support and update the Software on a continuing basis, it being understood that such support will include, at a minimum, if available, programming required by changes in laws of the various states where End-Users are located and keeping the Software compatible with Unisys then-current system software for Unisys Computer Systems.

(f) correct all errors, malfunctions or defects in the Software.

(g) provide End-Users with all appropriate documentation and updates for the Software, which documentation shall include operating instructions End-User manuals and other Documentation.

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